                                                                    EXHIBIT 4(f)

                      THIRD AMENDMENT TO NOTE AGREEMENT


        THIRD AMENDMENT TO NOTE AGREEMENT, dated as of January 19, 1993, by and between THE STANDARD PRODUCTS COMPANY, an Ohio corporation (the "Company"), and NATIONWIDE LIFE INSURANCE COMPANY (the "Purchaser").


                              WITNESSETH THAT:

        WHEREAS, the Company and the Purchaser entered into a Note Agreement dated as of June 30, 1989, as amended by the First Amendment to Note Agreement dated as of February 22, 1991 and the Second Amendment to Note Agreement dated as of June 30, 1991 (collectively, the "Note Agreement"), and under and subject to the terms and provisions of the Note Agreement, the Company issued its Senior Note payable to the Purchaser (the "Note"); and


        WHEREAS, the parties desire to amend the Note Agreement;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

        1.   Effect of Amendment; Definitions.

        The Note Agreement shall be and hereby is amended as provided in
Section 2 hereof. Except as expressly amended in Section 2 hereof, the Note Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used therein, the terms "Note Agreement", "Agreement", "this Agreement", "herein", "hereinafter", "hereto", "hereof", and words of similar import shall, unless the context otherwise requires, mean the Note Agreement as amended and modified by this Amendment. Capitalized terms used but not defined in this Amendment (including the recitals hereto) shall have the meanings given to them in the Note Agreement.

        2.   Amendment.

        (a) Section 5.7(a)(2) of the Note Agreement is hereby deleted and the following is substituted therefor:

        "2) Funded Debt of the Company and its Subsidiaries outstanding as of the date that the closing of the purchase and sale of certain shares of capital stock takes place as contemplated under the Stock Sale Agreement, dated December 19, 1992, among the Company, Mr. Jean-Claude Smadja, acting on his own behalf and on behalf of certain other individuals and entities, and Panane Holding B.V., and reflected on Exhibit G hereto,"

        (b) Exhibit G to this Amendment shall be added to the Note Agreement as Exhibit G thereto.

        (c) The definition of "Tangible Assets" in Section 8.1 of the Note Agreement is hereby deleted and the following is substituted therefor:

        "Tangible Assets shall mean as of the date of any determination thereof, the total amount of all assets of the Company and its Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) after deducting the following, except that no such deduction shall be made in respect of the assets of Standard Products Industriel SA and its Subsidiaries existing on the date that such entities become Subsidiaries of the Company: good will, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with generally accepted accounting principles."

        3.   Miscellaneous.

        (a) This Amendment shall be construed in accordance with and governed by the laws of the State of Ohio, without reference to principles of conflicts of law.

        (b) This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers as of the day and year first above written.

                                      THE STANDARD PRODUCTS COMPANY

                                      By: /s/ Charles F. Nagy
                                         -------------------------------------
                                      Title:  Treasurer
                                            ----------------------------------


                                      NATIONWIDE LIFE INSURANCE COMPANY

                                      By: /s/ Jeffrey G. Milburn
                                         -------------------------------------
                                             Vice President
                                      Title: Corporate Fixed-Income Securities
                                            ----------------------------------


                    SIMILAR AGREEMENTS HAVE BEEN EXECUTED
                  WITH EMPLOYER'S LIFE INSURANCE COMPANY OF
                 WAUSAU AND THE AID ASSOCIATION FOR LUTHERANS

                             NOTE AGREEMENT DATED
                                JUNE 30, 1989
            RE: $25,000,000 OF 9.81% SENIOR NOTE DUE JULY 1, 1999

                   SCHEDULE OF DEBT AS OF JANUARY 20, 1993*
                                  EXHIBIT G


                                     PRINCIPAL
                                       AMOUNT
DESCRIPTION                       (000'S OMITTED)  TERMS                   COLLATERAL
-----------                       ---------------  -----                   ----------
THE STANDARD PRODUCTS COMPANY
Credit Agreement with National
City Bank as Agent                   $175,000      Expires 1/19/96            None

Senior Notes                         $ 60,000      Annual                     None
                                                   installments of
                                                   $5,500 for $35,000;
                                                   $25,000 repayable
                                                   July 1, 1999

Fairfield County IRB                 $  4,445      Bi-annual               Winnsboro land,
                                                   payments from           building and
                                                   April 1993 to           equipment
                                                   April 2003

NISCO                                $  4,400      Short term loan            None
OLIVER RUBBER COMPANY

Athens IRB                           $    981      Quarterly               Athens land,
                                                   payments through        building and
                                                   November 1994           equipment

Asheboro IRB                         $  1,013      Quarterly               Asheboro land,
                                                   payments through        building and
                                                   December 1994           equipment

Oakland IRB                          $  1,750      Monthly payments        Oakland land,
                                                   through October         building and
                                                   1997                    equipment


* This schedule does not list guarantees of indebtness that relate to indebtedness scheduled herein.

                                PRINCIPAL
DESCRIPTION                      AMOUNT      TERMS                  COLLATERAL
-----------                     ---------    -----                  ----------
HOLM INDUSTRIES, INC.

1983 IRB                        $  292       Monthly payments       Holm Industries
                                             through October        assets
                                             1993

1986 IRB                        $  860       Bi-Annual              Second position
                                             payment through        on capital
                                             December 1996          improvements

Mortgage Loan                   $  175       Lump Sum               Building
                                             payment due
                                             August 1993

Small business loans with the   $   78       Annual payments        None
City of Scottsburg                           through August
                                             1993

Capital lease for
DEC Computer                    $   28       Monthly payments       Equipment
                                             through August
                                             1993

Capital lease for
Cadcam Equipment                $    3       Monthly payments       Equipment
                                             through August
                                             1993

Promissory Notes to Dorrie      $1,275       Balloon payment        None
and Jay Thompson                             May 1994

SILENT CHANNEL PRODUCTS LIMITED

Secured Bank Overdraft          $  990       Open                   Silent Channel
Facility with National                                              assets
Westminster Bank

Capitalized lease with          $  917       Monthly payments       Millroom
Lombard Leasing                              through 1993           equipment

                     SCHEDULE OF ADDITIONAL INDEBTEDNESS
                 UPON CONSUMATION OF ACQUISITION OF STANDARD
                     PRODUCTS INDUSTRIEL AND SUBSIDIARIES
                            AS OF JANUARY 3, 1993

              (FRENCH FRANCS CONVERTED AT 12/31/92 RATE OF 5.52)



                        PRINCIPAL
DESCRIPTION              AMOUNT             TERMS              COLLATERAL
-----------             ---------           -----              ----------
STANDARD PRODUCTS INDUSTRIAL SA

Banque Generale        $  362               Expires 1993       None
de Commerce

Banque de Phenix       $  362               Expires 1993       None

Credit Lyonnais        $  725               Expires 1994       None

Banque Nationale       $  705               Expires 1997       None
de Paris

Banque Nationale       $1,581               Expires 2000       Bezons land and building
de Paris

Credit Commercial      $1,087               Expires 1995       None
de France

STANDARD PRODUCTS ATLANTIC SA

Banque National        $  217               Expires 1994       None
de Paris

Capital lease for      $1,268               Expires 2001       Building and Land
Vitre Factory

SOCIETY LILLIBONNAISE DE CAUTCHOUCS SA

Banque Nationale       $  652               Expires 1995       None
de Paris



DESCRIPTION                            PRINCIPAL
-----------                            AMOUNT               TERMS             COLLATERAL
                                       ---------            -----             ----------
LA RIVIERE INC.

Pennsylvania Industrial                 $  145              Expires 5/1/97     Mortgage
Development Authority

Merchants National Bank                 $   79              Expires 6/8/02     Mortgage

Merchants National Bank                 $  274              Expires 1/28/11    Mortgage

"5" RUBBER CORPORATION, INC.
Pennsylvania Captial                    $   77              Expires 8/1/96     Equipment
Loan Fund

Georgia Industrial                      $6,100              Expires 12/1/07     None
Revenue Bond
(Variable rate)

